    As Filed with the Securities and Exchange Commission on October 18, 1996

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)

          California                                   95-3302338
(State or other jurisdiction of                       (IRS Employer
 incorporation or organization)                   Identification Number)


                       12711 Ventura Boulevard, Suite 400
                          Studio City, California 91604
               (Address of Principal Executive Offices; Zip Code)

                                STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 ISAAC STARKMAN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            JERRY'S FAMOUS DELI, INC.
                       12711 Ventura Boulevard, Suite 400
                          Studio City, California 91604
                     (Name and address of agent for service)
                                 (818) 766-8311
                     (Telephone number, including area code,
                              of agent for service)



                         CALCULATION OF REGISTRATION FEE

    Title of securities       Amount             Proposed                Proposed                       Amount of
           to be               to be         Maximum Offering             Maximum                     Registration
        Registered          Registered        Price per share    Aggregate Offering Price                 Fee
------------------------------------------------------------------------------------------------------------------



Common Stock, par           2,000,000          $9.00(1)              $18,000,000                   $5,454.55
value $.01 per share          shares


(1)      Calculated pursuant to Rule 457(c) under the Securities Act of 1933.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference in this registration statement (the "Registration Statement") the following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Act of 1933, as amended:

             (a) The Registrant's Form 10-K for the fiscal year ended December 31, 1995;

             (b) The Registrant's Form 10-Qs for the quarters ended March 31, 1996 and June 30, 1996, and Form 10-Q/A for the quarter ended June 30, 1996;

             (c) Registrant's Form 8-Ks for July 15, 1996, August 19, 1996, September 4, 1996, and September 11, 1996 and amendments to Form 8-K for July 15, 1996 filed on September 13, 1996 and October 4, 1996; and

             (d)     Registrant's Form 8-A filed on October 11, 1995.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Registrant and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Registrant shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to provisions of the California General Corporation Law, the Articles of Incorporation of the Registrant, as amended, include a provision which eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damage to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the Registrant and a director) or
(vii) under Section 316 of the California General Corporation Law (concerning directors' liability for improper dividends, loans and guarantees). The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities or blue sky laws and does not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

         The Registrant's Articles of Incorporation authorize the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted by California law. The Registrant's Articles of Incorporation also authorize the Registrant to indemnify its officers, directors and agents for breach of duty to the corporation and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. The Registrant has entered into indemnification agreements with its non-employee directors whereby the Registrant will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Registrant or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

         The Registrant may purchase a directors' and officers' liability insurance policy insuring directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         5.1      Opinion as to legality of securities being registered

         23.2     Consent of independent accountants (Coopers & Lybrand L.L.P.)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Studio City, State of California, on the 18th day of October 1996.


                                         Jerry's Famous Deli, Inc.


                                         By  /s/ ISAAC STARKMAN
                                            ------------------------------------

                                         Isaac Starkman, Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Isaac Starkman his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

      Signature                                               Capacity                                        Date
      ---------                                               --------                                        ----
/s/ ISAAC STARKMAN
------------------------                                   Director, Chief                                October 18, 1996
    Isaac Starkman                                         Executive Officer
                                                           and Chairman of the
                                                           Board




/s/ GUY STARKMAN
------------------------                                   Director                                       October 18, 1996
    Guy Starkman



/s/ JASON STARKMAN
------------------------                                   Director                                       October 18, 1996
    Jason Starkman



/s/ CHRISTINA STERLING                                     Chief Financial Officer                        October 18, 1996
------------------------                                   (Principal Financial Officer)
    Christina Sterling


                                                                   Controller (Principal                      October 18, 1996
/s/ DAVID SUNDQUIST                                                Accounting Officer)
-------------------------
    David Sundquist




/s/ PAUL GRAY                                                      Director                                   October 18, 1996
-----------------------
    Paul Gray




/s/ STANLEY SCHNEIDER                                              Director                                   October 18, 1996
-----------------------
    Stanley Schneider

                                INDEX TO EXHIBITS




Exhibit
Number   Description
-------  -----------

 5.1    Opinion as to legality of securities being registered

 23.2   Consent of independent accountants (Coopers & Lybrand L.L.P.)